Exhibit 10.18

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF NOVEMBER 13, 2014 IN FAVOR OF FIFTH THIRD BANK, WHICH SUBORDINATION AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM UNDER THE ACT, THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE LAWS. IN ADDITION, THIS NOTE IS SUBJECT TO THE LIMITATIONS ON TRANSFER SET FORTH IN THE NOTE AND WARRANT PURCHASE AGREEMENT, DATED AS OF NOVEMBER 13, 2014, BY AND AMONG BORROWER AND LENDER NAMED THEREIN. A COPY OF THE NOTE AND WARRANT PURCHASE AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF BORROWER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO BORROWER.

DeFERRED DRAW NOTE

$2,000,000	Dated as of ____________, 201_

FOR VALUE RECEIVED, TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation (“Parent”), TWINLAB CONSOLIDATION CORPORATION, a Delaware corporation (“TCC”), TWINLAB HOLDINGS, INC., a Michigan corporation (“Twinlab Holdings”), ISI BRANDS INC., a Michigan corporation (“ISI Brands”), and TWINLAB CORPORATION, a Delaware corporation (“Twinlab Corporation”; together with Parent, TCC, Twinlab Holdings and ISI Brands, the "Borrower"), pursuant to this secured note (this "Note"), hereby JOINTLY AND SEVERALLY promise to pay to PENTA MEZZANINE SBIC FUND I, L.P., a Delaware limited partnership ("Lender"), at such place as Lender may designate from time to time in writing, in lawful money of the United States of America, the principal amount of Two Million Dollars ($2,000,000), or such lesser amount as shall equal the outstanding principal balance of the loan (the "Loan"), made to Borrower by Lender pursuant to the Note and Warrant Purchase Agreement, dated as of the date hereof, by and between Borrower and Lender (the "Agreement"), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Agreement and this Note. Capitalized terms not defined herein shall have the meaning set forth in the Agreement.

1.          Payment of Principal. Principal shall be payable quarterly commencing on November 13, 2017 in installments of (i) $90,000 per quarter for the first four quarters, (ii) $110,000 per quarter for the next four quarters and (iii) $130,000 per quarter for each quarter thereafter. Principal payments shall be due on the last day of each October, January, April and August. Unless due and payable prior thereto (whether by acceleration or otherwise), the entire principal amount of the Loan evidenced hereby, together with any accrued and unpaid interest, and any and all unpaid costs, fees and expenses accrued, shall be due and payable on November 13, 2019 (the "Maturity Date"). The Note will be payable both as to principal and interest by Federal funds wire transfer to Lender as instructed by Lender.

2.            Payments of Interest.

(a)          All amounts outstanding from time to time hereunder shall bear interest until such amounts are paid, at a rate of twelve percent (12%) per annum. Borrower shall pay the Interest monthly on the last day of each calendar month unless such date is a day which is not a Business Day, in which case Borrower shall pay the Interest on such principal amount on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be ___________, 201_. Notwithstanding anything herein to the contrary, the interest rate applied to this Note shall at no time exceed the maximum rate permitted by applicable law, whether now or hereafter in effect. Interest will be computed on the basis of a 360-day year based on actual days elapsed.

(b)          Following any Event of Default (including before or after any judgment is entered) and after the Maturity Date, the principal balance outstanding hereunder, together with all such other amounts outstanding hereunder, shall bear interest (including post-petition interest in any proceeding under the Bankruptcy Code) at a rate of eighteen percent (18%) per annum (the "Default Rate"), and such Default Rate interest shall be due and payable upon demand. Interest will be computed on the basis of a 360-day year based on actual days elapsed.

3.            Prepayments. The Borrower may redeem the outstanding principal balance of the Note in whole or in part at any time in accordance with Section 8.1 of the Agreement; however, the Borrower shall pay to Lender a fee (the “Prepayment Penalty”) equal to: (i) three percent (3%) of the principal amount being redeemed (other than scheduled principal payments) if such redemption occurs prior to the first anniversary of the Effective Date, (ii) two percent (2%) of the principal amount being redeemed (other than scheduled principal payments) if such redemption occurs on or after the first anniversary of the Effective Date but before the second anniversary of the Effective Date; and (iii) one percent (1%) of the principal amount being redeemed (other than scheduled principal payments) if such redemption occurs on or after the second anniversary of the Effective Date but before the third anniversary of the Effective Date and (iv) zero percent (0%) of the principal amount being redeemed if such redemption occurs on or after the third anniversary of the Effective Date.

4.            Lender's Rights and Remedies. Upon the occurrence of an Event of Default, Lender shall not have any further obligation to advance money or extend credit to or for the benefit of Borrower and may exercise all rights and remedies as set forth in the Agreement or otherwise provided by law.

5.            Remedies Cumulative, Etc.

(a)          No right or remedy conferred upon or reserved to Lender hereunder or now or hereafter existing at law or in equity is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of Lender, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur.

(b)          Borrower hereby waives presentment, demand, notice of nonpayment, protest, notice of protest, notice of dishonor and any and all other notices in connection with any default in the payment of, or any enforcement of the payment of, all amounts due under this Note. To the extent permitted by law, Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.

(c)          Costs and Expenses. Following the occurrence of any Event of Default, Borrower shall pay upon demand all costs and expenses (including reasonable attorneys' fees and expenses) incurred by Lender in the exercise of any of its rights, remedies or powers under this Note and any amount thereof not paid promptly following demand therefor shall be added to the principal sum hereunder and shall bear interest at the Default Rate from the date of such demand until paid in full.

6.            Notices. All notices required to be given to any of the parties hereunder shall be given in the manner specified in Section 12.3 of the Agreement.

7.            Successors and Assigns. This Note inures to the benefit of Lender and binds Borrower, and their respective successors and assigns, and the words "Borrower" and "Lender" whenever occurring herein shall be deemed and construed to include such respective successors and assigns; provided, however, (i) neither this Note nor any rights hereunder may be assigned by Borrower without Lender's prior written consent, which consent may be granted or withheld in Lender's sole discretion and (ii) Lender shall be permitted to transfer the Note or any portion thereof (and the rights relating thereto under the Agreement and the other Transaction Documents) to any Person so long as Lender complies with Section 12.2 of the Agreement.

8.            Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Borrower agrees that any action or proceeding against it to enforce the Note may be commenced in state or federal court in New York County in the State of New York, and Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail in accordance with the notice provisions set forth herein.

9.            Entire Agreement; Construction; Amendments and Waivers.

(a)          Entire Agreement. This Note and each of the related Transaction Documents, taken together, constitute and contain the entire agreement between Borrower and Lender with respect to the subject matter hereof and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, with respect to such subject matter. Borrower acknowledges that it is not relying on any representation or agreement made by Lender or any employee, attorney or agent thereof, other than the specific agreements set forth in this Note and Transaction Documents.

(b)          Construction. This Note is the result of negotiations between and has been reviewed by each of Borrower and Lender as of the date hereof and their respective counsel; accordingly, this Note shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. Borrower and Lender agree that they intend the literal words of this Note and the related loan documents and that no parol evidence shall be necessary or appropriate to establish Borrower's or Lender's actual intentions.

(c)          Amendments and Waivers. Any and all amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Note or of any of the related loan documents shall not be effective without the written consent of Lender and Borrower. Any waiver or consent with respect to any provision of such loan documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent affected in accordance with this Section shall be binding upon Lender and on Borrower. Any forbearance, failure or delay by Lender in the exercise of any right, power or remedy hereunder shall not be deemed to be a waiver of any such right, power or remedy and any single or partial exercise of any right, power or remedy, shall not preclude the further exercise thereof. Every right, power and remedy of Lender shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Lender.

10.         Reliance by Lender. All covenants, agreements, representations and warranties made herein by Borrower shall be deemed to be material to and to have been relied upon by Lender, notwithstanding any investigation by Lender.

11.         No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Note or any of the related loan documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

12.         Survival. All covenants, representations and warranties made in this Note shall continue in full force and effect so long as any obligations hereunder or commitment to fund remain outstanding. The obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 11 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender have run.

13.         WAIVER OF TRIAL BY JURY. AS A MATERIAL INDUCEMENT TO THE EXECUTION OF THIS NOTE, EACH OF THE PARTIES HERETO AGREES THAT IN THE EVENT ANY DISPUTE OR LITIGATION ARISING OUT OF THE TERMS AND PROVISIONS OF THIS NOTE, THE AGREEMENT OR OTHER TRANSACTION DOCUMENTS OR THE RELATIONSHIP BETWEEN THE PARTIES HERETO, THEN NO PARTY SHALL SEEK A JURY TRIAL IN SUCH PROCEEDING, IT BEING EXPRESSLY AGREED AND STIPULATED BY THE PARTIES HERETO THAT ANY DISPUTES ARE BETTER RESOLVED BY A JUDGE.

[Signature is on next page.]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation

By:
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

TWINLAB CONSOLIDATION CORPORATION, a Delaware corporation

By:
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

TWINLAB HOLDINGS, INC., a Michigan corporation

By:
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

ISI BRANDS INC., a Michigan corporation

By:
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

TWINLAB CORPORATION, a Delaware corporation

By:
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

Deferred Draw Note